Exhibit 99.1

CONTACT:    Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

The Dixie Group Announces Dixie Residential Executive Vice President

CHATTANOOGA, Tenn. (February 8, 2017) -- The Dixie Group, Inc. (DXYN) today announced the promotion of T. M. Nuckols to serve as Executive Vice President, Dixie Residential effective February 6, 2017.
In making the announcement, Dan Frierson, the Company’s Chief Executive Officer and Chairman of the Board, stated: “We are pleased to announce the hiring of T. M. Nuckols as Executive Vice President of Dixie Residential. Prior to joining The Dixie Group, T. M. served as Senior Director of Mill Sales and Product Strategy with Invista."